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                                                                    EXHIBIT 4.12

July 31, 2001

Schneider Securities, Inc.
1120 Lincoln Street
Suite 900
Denver, CO 80203-2138

Re: Financial Consulting and Investment Banking Agreement dated January 11, 2001

Gentlemen:

         This letter will confirm our mutual agreement to cancel the above agreement. No payments have been made under the agreement, and no warrants have been issued.

         Please sign the attached copy of this letter to indicate your agreement with this cancellation.

                                        Sincerely,

                                        ELITE LOGISTICS, INC.

                                        By:  /s/ JOSEPH D. SMITH
                                             -----------------------------------
                                             Joseph D. Smith, President and CEO

We agree to the termination of the agreement.

                                        SCHNEIDER SECURITIES, INC.

                                        By:  /s/ THOMAS J. O'ROURKE
                                             -----------------------------------
                                             Thomas J. O'Rourke, President